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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors," and to the incorporation by reference of our reports dated April 28, 2000, on the financial statements of the Wayne Hummer CorePortfolio Fund, Wayne Hummer Growth Fund, Wayne Hummer Income Fund, and Wayne Hummer Money Market Fund as of March 31, 2000, in the Registration Statement of the Wayne Hummer Investment Trust on Form N-1A and the related Prospectus filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 22 to the Registration Statement under the Securities Act of 1933 (File No. 2-87153) and in this Amendment No. 21 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-3880).



                                    ERNST & YOUNG LLP



Chicago, Illinois
July 27, 2000